U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 14, 2005

CASCADE NATURAL GAS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-7196	91-0599090
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification Number)

222 Fairview Avenue North, Seattle, Washington 98109
(Address of principal executive offices)

(206) 624-3900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

Approval of Revised Compensation for Officers:  On November 14, 2005 the Governance, Nominating and Compensation Committee of the Board of Directors recommended, and the Board of Directors approved, revised compensation arrangements for the Chief Financial Officer, Senior Vice President – Regulatory and Gas Supply, and the Vice President – Human Resources and Corporate Secretary to be effective December 1, 2005.  The adjustments are as follows:

Last					Increase	New	Base
Name	First Name	Job Title	Current Salary	Increase %	Amount	Salary
Davis	Rick	CFO	$240,000	4.8%	$11,520		$251,520
Stoltz	Jon	Sr VP Reg & Gas Supply	$171,026	2.0%	$3,421		$174,447
Rosok	Larry	VP HR & Corp Sec	$146,517	3.5%	$5,687		$152,204

In connection with its annual salary and performance review, the Governance, Nominating and Compensation Committee began the process of reviewing the conditions of officer employment agreements as well as the consideration of establishing agreements for recently elected officers.  The Committee expects this process will include the preparation of possible amendments to existing agreements and the creation of written agreements with recently elected officers.  The agreements and the creation of written agreements with recently elected officers is an effort to clarify and standardize the terms including participation in incentive programs, severance, termination, change in control and other employment terms.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.

Description of Exhibit

none

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE NATURAL GAS CORPORATION

Dated: November 18, 2005	By:	/s/ Rick Davis
Rick Davis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description of Exhibit

none